UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 13, 2023, the stockholders of Regulus Therapeutics Inc. (the “Company”) approved an amendment to the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (as amended, the “Amended 2019 Plan”) as described in Item 5.07 below. A summary of the principal features of the Amended 2019 Plan is set forth under the heading “Description of the Amended 2019 Plan” contained in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission April 28, 2023. The summary is qualified in its entirety by reference to the Amended 2019 Plan, filed as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders of Company (the “Annual Meeting”) was held on June 13, 2023. As of April 19, 2023, the record date for the Annual Meeting, 19,475,269 shares of common stock were issued and outstanding. A summary of the matters voted upon at the Annual Meeting and the final voting results are set forth below.

Proposal 1. Election of Directors

The nine persons listed below were elected as directors at the Annual Meeting, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
David Baltimore, Ph.D.	12,788,520	231,270	2,580,684
Kathryn J. Collier	12,784,597	235,193	2,580,684
Joseph P. Hagan	12,785,630	234,160	2,580,684
Alice S. Huang, Ph.D.	12,542,383	477,407	2,580,684
Jake R. Nunn	8,866,996	4,152,794	2,580,684
Stelios Papadopoulos, Ph.D.	12,796,867	222,923	2,580,684
William Rastetter, Ph.D.	12,536,291	483,499	2,580,684
Hugh Rosen, M.D., Ph.D.	12,797,211	222,579	2,580,684
Pascale Witz, MBA, MSc	12,550,640	469,150	2,580,684

Proposal 2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,652,198	334,628	32,964	2,580,684

Proposal 3. The Company’s stockholders ratified the selection by the audit committee of the board of directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions
15,329,630	246,433	24,411

Proposal 4. The Company’s stockholders approved the Amended 2019 Plan which, among other things, increased the number of shares of common stock authorized for issuance thereunder by 5,000,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,074,473	2,939,429	5,888	2,580,684

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Regulus Therapeutics Inc. 2019 Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: June 14, 2023	By:	/s/ Joseph Hagan
Joseph Hagan
Chief Executive Officer